UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2026
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2026 (the “Effective Date”), The Trade Desk, Inc. (the “Company”) effected an option repricing (the “Repricing”) of certain outstanding stock options granted to the Company’s current service providers, including executive officers and employees but excluding non-employee directors, under the Company’s 2025 Incentive Award Plan (the “2025 Plan”). The Repricing excluded incentive stock options granted under the 2025 Plan and the market-based performance stock options granted to Jeff Green, the Company’s Chief Executive Officer, in October 2021 and September 2026. The Repricing was approved by the Company’s stockholders at a special meeting of stockholders (the “Special Meeting”) held on the Effective Date, as described in Item 5.07 of this Current Report on Form 8-K.
Pursuant to the Repricing, the exercise price of each eligible outstanding stock option under the 2025 Plan that exceeded the closing price of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), on the Effective Date was automatically reduced to $12.26, the closing price of the Company’s Class A Common Stock on the Effective Date. For any eligible service provider whose service terminates (except upon a termination by the Company without cause) or who exercises an eligible option, in either case, prior to April 19, 2027, the exercise price will automatically revert to the original exercise price applicable to such option immediately prior to the Repricing. Except for the reduction in the exercise price of the repriced options, the repriced options retain their existing terms under the 2025 Plan and the applicable award agreements.
The Company's board of directors (the “Board”) approved the Repricing after considering several alternatives and determined that the Repricing is in the best interests of the Company and its stockholders, as it will help restore the incentive and retention benefits of the eligible options without increasing the Company’s overhang of outstanding equity awards or incurring the additional costs and complexities of alternative compensation arrangements.
The description of the Repricing included in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to Proposal One in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 18, 2026, as supplemented by the additional definitive proxy soliciting materials on Schedule 14A filed by the Company with the SEC on October 8, 2026 (the “Proxy Statement”).
Item 5.07    Submission of Matters to a Vote of Security Holders.
On October 19, 2026, the Company held the Special Meeting. As of the record date for the Special Meeting, which was established by the Board to be the close of business on September 14, 2026, there were 429,686,475 shares of the Company’s Class A Common Stock outstanding (each entitled to one vote per share) and 43,108,629 shares of the Company’s Class B common stock, par value $0.000001 per share, outstanding (each entitled to 10 votes per share) (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The Common Stock voted as a single class on all matters. Of the 472,795,104 shares of Common Stock outstanding as of the record date, 286,055,786 shares were represented at the Special Meeting, together representing a total of 673,873,967 votes, or a majority of the voting power of all issued and outstanding shares of Common Stock as of the record date, and constituting a quorum under the Company’s bylaws as then in effect. The stockholders considered two proposals at the Special Meeting, each of which is described in more detail in the Proxy Statement. The final number of votes cast for and against and the final number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.
Proposal One. The stockholders approved the Repricing of certain outstanding stock options granted under the 2025 Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
441,097,211	232,477,009	299,747	N/A

Proposal Two. The stockholders approved one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve Proposal One by the following vote:

For	Against	Abstain	Broker Non-Votes
458,814,931	214,581,029	478,007	N/A
Although Proposal Two was approved, adjournment of the Special Meeting was not necessary because the stockholders approved Proposal One.
No other items were presented for stockholder approval at the Special Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: October 20, 2026	By:	/s/ Jay R. Grant
Jay R. Grant
Chief Legal Officer